UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 7, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 7, 2010, Anesta AG (“Anesta”), an indirect wholly-owned subsidiary of Cephalon, Inc., entered into an agreement (the “Agreement”) with Eurand, Inc. (“Eurand”) and Impax Laboratories, Inc. (“Impax”, together with Eurand and Anesta, the “Parties”) to settle the Parties’ pending patent litigation concerning AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) (“AMRIX”).  The litigation involves claims for infringement of U.S. Patent No. 7,387,793 (the “Eurand Patent”), entitled “Modified Release Dosage Forms of Skeletal Muscle Relaxants,” issued to Eurand.  The Agreement does not affect the status of the separate AMRIX patent litigations with Mylan Pharmaceuticals, Inc., Mylan Inc., Barr Laboratories, Inc., Teva Pharmaceuticals USA, Inc., Teva Pharmaceutical Industries, Ltd., Anchen Pharmaceuticals, Inc., and Anchen, Inc. pending in the United States District Court for the District of Delaware.

Under the Agreement, Anesta and Eurand will grant Impax a non-exclusive, royalty-bearing license to the Eurand Patent and other current and future Orange Book-listable patents to market and sell a generic version of AMRIX in the United States.  Impax’s license becomes effective one year prior to expiration of the Eurand Patent, which is currently expected to expire in February 2025, or earlier under certain circumstances.  For example, if another generic version of AMRIX enters the U.S. market earlier, Impax may enter the market on the same date, potentially subject to the expiration of any applicable regulatory exclusivities of any first filer with respect to AMRIX and the payment of royalties to Anesta.  Promptly following the execution of the Agreement, the Parties are required to file dismissals with prejudice with the United States District Court for the District of Delaware, which will conclude the pending litigation between the Parties regarding AMRIX.

The above description of the terms between the Parties is not intended to be a complete summary of all of the terms and conditions of the Agreement.  The Parties plan to file the Agreement with both the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) as required by the Medicare Prescription Drug, Improvement and Modernization Act of 2003.  There can be no assurance that the FTC and/or the DOJ will not raise objections to, or request modifications to, the Agreement; that any such modifications will be acceptable to the Parties; or that the Agreement will continue to be effective on the terms currently proposed or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: October 12, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel and Secretary